Exhibit 10.13
BNSF RAILWAY COMPANY
LEASE OF LAND FOR CONSTRUCTION/REHABILITATION OF TRACK
     THIS LEASE OF LAND FOR CONSTRUCTION/REHABILITATION OF TRACK (“Lease”) is made as of the 22nd day of June, 2006 (“Effective Date”), by and between BNSF RAILWAY COMPANY, a Delaware corporation (hereinafter called “Railroad”), and E Energy Adams, LLC. a(n) a limited liability corporation, formed under the Laws (as hereinafter defined) of Nebraska, (hereinafter, whether one part or more, called “Industry”).
RECITALS
     A. Railroad owns or controls certain land situated at or near the railway station of Adams, County of Gage, State of Nebraska, as described or shown on the print hereto attached, dated 5/11/05, marked Exhibit “A”, and made a part of this Lease (“Premises”).
     B. Railroad and Industry have entered into that certain Industry Track Agreement (“Track Agreement”) dated effective June 22, 2006, relating to the operation and maintenance of that certain Railroad Track (as defined in the Track Agreement) and that certain Industry Track (as defined in the Track Agreement)(the Railroad Track and Industry Track to be collectively referred to herein as the “Track”) located on or near the Premises to serve the Plant (as defined in the Track Agreement).
     C. The parties desire to enter into this Lease to allow Industry to occupy the Premises for the construction of the Track and the performance of certain activities related to the Track.
AGREEMENTS
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:
LEASE OF PREMISES
1. (a) Railroad hereby lease to Industry, subject to all rights, interest and estates of third parties, and upon the terms and conditions set forth below, the Premises for the Permitted Uses (as hereinafter defined).
     (b) In the event Industry requires access to and from the Premises by use of the Railroad Track or Railroad’s property adjacent to the Premises, Railroad hereby grants Industry a non-exclusive license and permission to enter upon Railroad’s property for such purpose. Railroad shall, at its sole discretion, designate the location or route to be used by Industry. For the purposes of this Lease, the designated access, whether specifically defined or not, is included in the definition of Premises
PERMITTED USES
2. Industry shall use the Premises exclusively as a site for (i) the performance of Routine Activities (as hereinafter defined) and (ii) Major Construction (as hereinafter defined) related to the Track and for no other purposes (collectively, the “Permitted Uses”). Industry shall provide all relevant information to Railroad’s inquiries regarding the use or condition of the Premises. Railroad may enter the Premises at any time Railroad desires to inspect the Premises. For purposes of this Lease:
     (a) “Routine Activities” shall mean Industry’s normal maintenance and operation of the Track that does not include Major Construction. Routine Activities shall be deemed to include, but no be limited to, those normal maintenance and operating activities further described in the Track Agreement so long as such normal maintenance and operating activities described in the Track Agreement do not involve Major Construction.
     (b) “Major Construction” shall mean planning, designing, construction, erection, installation, modification, repair, maintenance, reconstruction, rehabilitation, reinstallation, removal, relocation or replacement of the Track that includes: (i) activities requiring the excavation of soil that would alter or disturb the Premises; (ii) activities requiring the use of heavy machinery within fifty (50) feet of the Track or upon the Premises; (iii) activities involving the Fouling (as hereinafter defined) of the Track; (iv) activities creating a significant risk of the Fouling of the Track; or (v) activities requiring the sheltering of the Industry’s Facilities (as hereinafter defined) or Equipment (as hereinafter defined) in shelters located closer than 25 feet from the nearest portion of the Track. In addition, the parties agree that all activities on the Premises prior to the Revenue Commencement Date (as hereinafter defined) shall be deemed to be “Major Construction” even if such activities do not include activities described in (i), (ii), (iii), (iv) or (v) above.
     (c) “Revenue Commencement Date” shall mean the first date that initial construction/rehabilitation of the Track is complete to the point that railroad cars can operate over the Track.
     (d) “Fouling” or “Fouled” shall mean the existence, movement or placement of equipment and/or personnel on the Track or within twenty-five (25) feet vertically or laterally of the centerline Track, or any other activity which in Railroad’s sole opinion may interfere with any operations of Railroad.
TERM
3. Unless earlier terminated as hereinafter provided, this Lease shall be in force for a term commencing on the Effective Date and shall automatically continue thereafter until terminated by either party giving to the other thirty (30) days’ written notice of its desire to terminate the Lease. Notwithstanding the foregoing, upon the expiration or earlier termination of the Track Agreement, Railroad may, in its sole discretion upon notice to Industry, immediately terminate this Lease.
RENTAL
4. Industry shall pay to Railroad, prior to the Effective Date of this Lease, a one-time sum of $500 for the lease of the Premises.

COMPLIANCE WITH LAWS AND RAILROAD REQUIREMENTS
5. (a) Industry shall be responsible for obtaining, without expense to Railroad, all necessary real property rights and public authority and permission, including applicable permits for the maintenance and operation of the Premises provided Industry obtains prior written consent from Railroad.
     (b) Industry has examined the Premises and accepts the condition thereof “AS IS” and shall exercise its rights and fulfill its obligations under this Lease in full compliance with all laws, statutes, regulations, ordinances, orders, covenants, restrictions, or decisions of any court of competent jurisdiction (referred to herein as “Law” or “Laws”), including without limitation all Environmental Laws (as hereinafter defined), relating to the use of the Premises, Track, Facilities or Equipment.
     (c) Prior to entering the Premises, Industry shall and shall cause its contractor(s) to comply with all Railroad’s applicable safety rules and regulations. Prior to commencing any Major Construction or Routine Activities on the Premises, Industry shall complete and shall require its contractor(s) to complete the safety-training program at the Railroad’s Internet Website “http://contractororientation.com”. This training must be completed no more than one year in advance of Industry’s entry of the Premises.
     (d) Prior to any contractor of Industry entering the Premises, Industry shall cause each such contractor to enter into and comply with Railroad’s standard Contractor’s Right of Entry Agreement (“Right of Entry Agreement”) in the form attached hereto as Exhibit “D” and incorporated herein by this reference.
USE AND MAINTENANCE OF PREMISES
6. (a) Industry shall at all times, and at its sole risk and expense, maintain, or cause to be maintained, the Premises, Track and all Facilities and Equipment (if any) in a safe and satisfactory condition, in compliance with all applicable Laws and in a condition satisfactory to Railroad. Industry shall not cause, permit, commit, or maintain any waste or nuisance in or about the Premises.
     (b) Maintenance for the purpose of this Lease includes, but is not limited to, responsibility for providing property drainage along the relevant portion of the Track and for keeping the Track free and clear of snow, ice, vegetations, structures, and other obstacles. Maintenance also includes, but is not limited to, responsibility for the maintenance of grade crossing warning devices, passive warning signs, stop signs, gates, fences, barriers, roadways and roadway construction, track drainage facilities, lighting, track signals and signal maintenance.
     (c) If Industry installs any gates or fencing across the Track, or the track scale, unloading pits, loading or unloading device, adjustable loading dock, warehouse door, or any other structure (collectively, “Facilities”) affecting the Track, Industry shall be solely responsible for assuring the safe and satisfactory condition of the same and shall not allow any Facilities to be a source of danger to the safe operation of the Track. Industry shall also be solely responsible for assuring the safe and satisfactory condition of all of Industry’s equipment touching, used in conjunction with or affecting the Track (“Equipment”) and shall not allow any Equipment to be a source of danger to the safe operation of the Track. Before utilizing or unloading any equipment spotted onto the Track, Industry shall inspect the same and all other Equipment and Facilities for the safety of persons working on or about these items to assure compliance with the foregoing. Industry shall utilize all Facilities, Equipment and spotted equipment so as not to adversely affect the safe and efficient operation over the Track. Industry shall, among other things: keep any gates across the Track open whenever necessary, in Railroad’s sole judgment, to enable Railroad to safely and efficiently operate over the Track; keep unloading pits securely covered when not in actual use and at all times when the Track is being switched by Railroad; keep all doors firmly secured; and keep adjustable loading docks at warehouses securely fastened in an upright position when not in actual use and at all times when the Track is being switched by Railroad.
     (d) Railroad may require for safety purposes that Industry, at its sole cost and expense, provide flagmen, lights, traffic control devices, automatic warning devices, or any such safety measure that Railroad deems appropriate in connection with Industry’s use of the Premises for the Permitted Uses identified in Section 2 above. Industry shall reimburse Railroad within thirty (30) days of receipt of a bill rendered for all such costs expended by Railroad, including but not limited to the furnishing of Railroad’s Flagman and any vehicle rental costs incurred. The cost of flagger services provided by the Railroad, when deemed necessary by the Railroad’s representative, will be borne by the Industry. The estimated cost for one (1) flagger is $600.00 for an eight (8) hour basic day with time and one-half or double time for overtime, rest days, and holidays. The estimated cost for each flagger includes vacation allowance, paid holidays, Railroad and unemployment insurance, public liability and property damage insurance, health and welfare benefits, transportation, meals, lodging and supervision. Negotiations for Railway labor or collective bargaining agreements and rate changes authorized by appropriate Federal authorities may increase actual or estimated flagging rates. The flagging rate in effect at the time of performance by the Contractor hereunder will be used to calculate the actual costs of flagging pursuant to this paragraph.
     (e) Industry shall notify Railroad’s representative Roadmaster Lloyd Hide at telephone 402-458-7637, five (5) days prior to commencing any construction or rehabilitation of the Track on the Premises.
     (f) All alterations, additions, or betterments to the Premises, other than the rails and the ties shall upon construction become the sole property of Railroad.
     (g) Industry agrees that Railroad shall not be required to furnish to Industry any water, light, power or any other services in connection with the use of the Premises.
     (h) Notwithstanding anything contained herein to the contrary, in the event of any conflict between the terms of this Lease and the Track Agreement with regard to the use and maintenance of the Premises the most stringent provision or requirement applicable to the Industry will control.

DEFINITION OF COST AND EXPENSE
7. (a) For purposes of this lease, “cost” or “costs” or “expense” or “expenses” includes, but is not limited to, actual labor and material costs including all assignable additives and material and supply costs at current value where used.
     (b) All invoices are due thirty (30) days after the date of invoice. In the event that Industry shall fail to pay any monies due to Railroad within thirty (30) days after the invoice date, then Industry shall pay interest on such unpaid sum from thirty (30) days after its invoice date to the date of payment by Industry at an annual rate equal to (i) the greater of (a) for the period January 1 through June 30, the prime rate last published in The Wall Street Journal in the preceding December plus two and one-half percent (2 1/2%), and for the period July 1 through December 31, the prime rate last published in The Wall Street Journal in the preceding June plus two and one-half percent (2 1/2%), or (b) twelve percent (12%), or (ii) the maximum rate permitted by applicable Law, whichever is less.
RIGHT OF RAILROAD TO USE
8. Railroad excepts and reserves the right to be exercised by Railroad and any other parties who may obtain written permission or authority from Railroad:
     (a) to maintain, renew, use, operate, change, modify and relocate any existing pipe, power, communication lines and appurtenances and other facilities or structures of like character upon, over, under or across the Premises;
     (b) to construct, maintain, renew, use, operate, change, modify and relocate any tracks or additional facilities or structures upon, over, under or across the Premises; or
     (c) to use the Premises in any manner as the Railroad in its sole discretion deems appropriate, provided Railroad uses all commercially reasonably efforts to avoid material interference with the use of the Premises by Industry for the Permitted Uses specified in Section 2 above.
CLEARANCES
9. (a) Industry shall not place, permit to be placed, or allow to remain, any permanent or temporary material, structure, pole, container, storage vessel, above-ground or underground tank, or other obstruction within 8 1/2 feet laterally from the center (nine and one-half (9-1/2) feet on either side of the centerline of curved track) or within 24 feet vertically from the top of the rail of the Track (“Minimal Clearances”), provided that if any Law requires greater clearances than those provided for in this Section 9, then Industry shall strictly comply with such Law. However, lateral or vertical clearances which are less than Minimal Clearances but are in compliance with applicable Laws will not be a violation of the Section 9, so long as Industry strictly complies with the terms of any such Law.
     (b) Railroad or Industry’s operation over the Track with Railroad’s knowledge of an unauthorized reduced clearance will not be a waiver of the covenants of Industry contained in this Section 9 or of Railroad’s right to recover and be indemnified and defended against such damages to property or injury to or death of persons, that may result therefrom.

     (c) Industry shall not place or allow to be placed any freight car within 250 feet of either side of any at-grade crossings on the Premises.
INDEMNIFICATION
10. (a) The provisions of this Section 10 shall apply to Industry throughout the term of this Lease; provided, however, the provisions of Exhibit “B” attached hereto and incorporated herein by this reference, shall also apply to Industry during: (i) all periods of Major Construction to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.
       (i) INDUSTRY SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD RAILROAD AND RAILROAD’S AFFILIATED COMPANIES, PARTNERS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITIES, FINES, PENALITIES, COSTS, DAMAGES, LOSSES, LIENS, CAUSES OF ACTION, SUITS, DEMANDS, JUDGMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION, REMOVAL AND REMEDIATION AND GOVERNMENTAL OVERSIGHT COSTS) ENVIRONMENTAL OR OTHERWISE (COLLECTIVELY, “LIABILITIES”) ARISING OUT OF OR RELATED TO (IN WHOLE OR IN PART) ANY CLAIM THAT BY VIRTUE OF THE USE OF THE TRACK CONTEMPLATED IN THIS LEASE, UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS, RAILROAD IS (I) AN “OWNER”, “OPERATOR”, “ARRANGER” OR “TRANSPORTER” OF THE TRACK, OR (II) OTHER THAN A COMMON CARRIER WITH RESPECT TO THE TRACK, REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE.
       (ii) IF ANY EMPLOYEE OF INDUSTRY OR INDUSTRY’S OFFICERS, AGENTS, INVITESS, LICENSEES, EMPLOYEES, OR CONTRACTORS, OR ANY PARTY DIRECTLY OR INDIRECTLY EMPLOYED BY ANY OF THEM, OR ANY PARTY THEY CONTROL OR EXERCISE CONTROL OVER (COLLECTIVELY, “INDUSTRY PARTIES”) CLAIMS HE OR SHE IS AN EMPLOYEE OF ANY INDEMNITEE, INDUSTRY SHALL INDEMNIFY AND HOLD THE INDEMNITEES HARMLESS FROM AND AGAINST ANY LIABILITIES ARISING OUT OF OR RELATED TO (IN WHOLE OR IN PART) ANY SUCH CLAIM INCLUDING, BUT NOT LIMITED TO, CLIAMS RELATED TO PROCEEDINGS UNDER OR RELATED TO THE FEDERAL EMLOYERS’ LIABILITY ACT, THE SAFETY APPLIANCE ACT, THE BOILER INSPECTION ACT, THE OCCUPATIONAL SAFETY AND

HEALTH ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY SIMILAR STATE OR FEDERAL STATUTE AND REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE RELATED TO SUCH CAUSES OF ACTION.
     (b) Upon written notice from Railroad, Industry agrees to assume the defense of any lawsuit or other proceedings brought against any Indemnitee by any entity, relating to any matter covered by this Lease for which Industry has an obligation to assume liability for and/or save and hold harmless any Indemnitee. Industry shall pay all costs incident to such defense, including, but not limited to, attorneys’ fees, investigators’ fees, litigation and appeal expenses, settlement payments, and amounts paid in satisfaction of judgments.
PERSONAL PROPERTY WAIVER
11. ALL PERSONAL PROPERTY, INCLUDING, BUT NOT LIMITED TO, FIXTURES, EQUIPMENT, OR RELATED MATERIALS UPON THE PREMISES WILL BE AT THE RISK OF INDUSTRY ONLY, AND NO INDEMNITEE WILL BE LIABLE FOR ANY DAMAGE THERETO OR THEFT THEREOF, WHETHER OR NOT DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OF ANY INDEMNITEE.
INSURANCE
12. (a) The provisions of this Section 12 shall apply to Industry throughout the term of this Lease, provided, however, the provisions of Exhibit “C”, attached hereto and incorporated herein by this reference, shall also apply to Industry during: (i) all periods of Major Construction, to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement. Throughout the term of this Lease, Industry shall at its sole cost and expense procure and maintain the following insurance coverage:
       A. Commercial General Liability Insurance. This insurance shall contain broad form contractual liability with a combined single limit of a minimum of $1,000,000 each occurrence and an aggregate limit of at least $2,000,000. Coverage must be purchased on a post 1998 ISO occurrence or equivalent and include coverage for, but not limited to, Bodily Injury and Property Damage and Products and completed operations. The definition of insured contract shall be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.
       B. Workers Compensation and Employers Liability insurance including coverage for, but not limited to:
•	Industry’s statutory liability under the worker’s compensation Laws of the state(s) in which the work is to be performed. If optional under State Law, the insurance must cover all employees anyway.

•	Employers’ Liability (Part B) with limits of at least $500,000 each accident $500,000 by disease policy limit, $500,000 by disease of each employee.
(b) In addition to the foregoing, the following other requirements shall apply to this Section 12:
     Any insurance policy shall be written by a reputable insurance company with a current Best’s Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provided. If any portion of the operation is to be subcontracted by Industry, Industry shall require that the subcontractor provide and maintain insurance coverage as set forth herein.
     Prior to commencing operations governed by this Lease, Industry shall furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) shall contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation or non-renewal with such provisions indicated on the certificate of insurance. In the event of a claim or lawsuit involving Railroad arising out of this agreement, Industry will make available any required policy covering such claim or lawsuit.
     Failure to provide evidence as required by this Section 12 shall entitle, but not require, Railroad to terminate this Lease immediately. Acceptance of a certificate that does not comply with this Section 12 shall not operate as a waiver of Industry’s obligations hereunder. The fact that insurance (including, without limitation, self-insurance) is obtained by Industry shall not be deemed to release or diminish the liability of Industry including, without limitation, liability under the indemnity provisions of this Lease. Damages recoverable by Railroad shall not be limited by the amount of the required insurance coverage.
     (c) For purposes of this Section 12, Railroad shall mean “Burlington Northern Santa Fe Corporation”, “BNSF RAILWAY COMPANY” and the subsidiaries, successors, assigns, and affiliates of each.
ENVIRONMENTAL
13. (a) “Environmental Law(s)” shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health safety, any Hazardous Material (as hereinafter defined), or the environment (including but not limited to ground, air, water, or noise pollution or contamination, and underground or above-ground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response. Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Safe Drinking Water Act,

42 U.S.C. §300f et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 to 136y; the Oil Pollution Act, 33 U.S.C. 2701 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; all as have been amended from time to time, and any other federal, state, or local environmental requirements, together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing as any of the foregoing now exist or may be changed or amended or come into effect in the future.
     (b) “Hazardous Material(s)” shall include but shall not be limited to any substance, material or waste that is regulated by any Environmental Law or otherwise regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment including without limitation asbestos and asbestos-containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead-based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials or wastes of any kind, including without limitation those now or hereafter defined, determined or identified as “hazardous chemicals,” “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in any Environmental Law.
     (c) Industry shall strictly comply with all Environmental Laws. Industry shall not maintain any treatment, storage transfer or disposal facility, or underground storage tank, as defined by Environmental Laws, on the Premises. Industry shall not release or suffer the release of oil or Hazardous Materials, as defined by Environmental Laws, on or about the Premises.
     (d) Except as authorized in advance in writing by Railroad, Hazardous Materials are not permitted on the Premises. Any Hazardous Materials so permitted by Railroad shall be place, generated, used, received, maintained, treated, stored and disposed of by Industry in a manner consistent with good engineering practice and in strict accordance with all Environmental Laws. Use or storage on the Premises of any Hazardous Materials that are not previously authorized by Railroad in writing in advance of such use or storage is a breach of the Lease.
     (e) Industry shall give Railroad immediate notice to Railroad’s Resource Operations Center at (800) 832-5452 of any release of Hazardous Materials on or from the Premises and to Railroad’s Manager Environmental Leases at (785) 435-2386 for any violation of Environmental Laws, or inspection or inquiry by governmental authorities charges with enforcing Environmental Laws with respect to Industry’s use of the Premises. Industry shall use its best efforts to promptly respond to any release on or from the Premises. Industry also shall give Railroad’s Manager-Environmental Leases immediate notice of all measures undertaken on behalf of Industry to investigate, remediate, respond to or otherwise cure such release or violation and shall provide Railroad’s Manager-Environmental Leases copies of all reports and/or data regarding any investigations or remediations of the Premises. In the event that Railroad has notice from Industry or otherwise of a release or violation of Environmental Laws on the Premises which occurred or may occur during the term of this Lease, Railroad may require Industry, at Industry’s sole risk and expense, to take timely measures to investigate, remediate, respond to or otherwise cure such release or violation affecting the Premises, Railroad’s adjoining property or Railroad’s right-of-way.

     (f) Industry shall promptly report to Railroad in writing any conditions or activities upon the Premises which create a risk of harm to persons, property or the environment and shall take whatever action is necessary to prevent injury to person or property arising out of such conditions or activities; provided, however, that Industry’s reporting to Railroad shall not relieve Industry of any obligation whatsoever imposed on it by this Lease. Industry shall promptly respond to Railroad’s request for information regarding said conditions or activities.
     (g) Railroad and their respective agents and representatives shall have a right of entry and access to Premises: (i) at any time an actual or suspected emergency exists and (ii) at any reasonable time, upon prior written notice, and, at Industry’s election, with a representative of Industry present, for the purposes of (a) inspecting the documentation relating to Hazardous Materials or environmental matters maintained by Industry or any occupant of the Premises and (b) ascertaining whether Industry is in compliance with its obligations under this Section 13.
     (h) Prior to the termination of this Lease, Railroad may, at Railroad’s option, require Industry to conduct an environmental audit of the Premises through an environmental consulting engineer acceptable to Railroad, at Industry’s sole costs and expense, to determine if any noncompliance or environmental damage to the Premises has occurred during Industry’s occupancy thereof. The audit shall be conducted to Railroad’s satisfaction and a copy of the audit report shall promptly be provided to Railroad for its review. Industry shall pay all expenses for any remedial action that may be required as a result of said audit to correct noncompliance or environmental damage, and all necessary work shall be performed by Industry prior to the termination of this Lease.
ALTERATIONS
14. Industry may not make any alterations of the Premises or permanently affix anything to the Premises or any buildings or other structures adjacent to the Premises without Railroad’s prior written consent.
NO WARRANTIES
15. RAILROAD’S DUTIES AND WARRANTIES ARE LIMITED TO THOSE EXPRESSLY STATE IN THIS LEASE AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR IMPLIED WARRANTIES, NOW OR IN THE FUTURE. SO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY RAILROAD OTHER THAN THOSE CONTAINED IN THIS LEASE. INDUSTRY HEREBY WAIVES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES WHICH MAY EXIST BY OPERATION OF LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

QUIET ENJOYMENT
16. RAILROAD DOES NOT WARRANT ITS TITLE TO THE PREMISES NOR UNDERTAKE TO DEFEND INDUSTRY IN THE PEACEABLE POSSESSION OR USE THEREOF, NO COVENANT OF QUIET ENJOYMENT IS MADE.
DEFAULT
17. (a) If Industry creates or maintains any condition, including without limitation, any environmental condition, on or about the Premises, which in Railroad’s sole judgment interferes with or endangers the operations of Railroad, or in case of any assignment or transfer of this Lease by operation of law, Railroad may, at its option, terminate this Lease by serving five (5) days notice in writing upon Industry.
     (b) Except as otherwise set forth in subparagraph (a) above, if Industry defaults on any of the covenants or agreements of Industry contained in this Lease, for a period of thirty (30) days following written notice of such default by Railroad, Railroad may, at its option, terminate this Lease on five (5) days’ notice in writing to Industry.
     (c) Any waiver by Railroad of any default or defaults shall not constitute a waiver of the right to terminate this Lease for any subsequent default of defaults, nor shall any such waiver in any way affect Railroad’s ability to enforce any section of this Lease. The remedy set for in this Section 17 shall be in addition to, and not in limitation of, any other remedies that Railroad may have at law or in equity.
LIENS
18. Industry shall promptly pay and discharge any and all liens arising out of any Construction, Routine Activities or any other activities done, suffered or permitted to be done by Industry on the Premises. Railroad is hereby authorized to post any notices or take any other action upon or with respect to the Premises that is or may be permitted by Law to prevent the attachment of any such liens to the Premises, provided, however, that failure of Railroad to take any such action shall not relieve Industry of any obligations or liability under this Section 18 or any other section of this Lease.
TERMINATION
19. If Industry fails to surrender the Premises to Railroad upon any termination of this Lease, all liabilities and obligations of Industry hereunder shall continue in effect until the Premises are surrendered. The termination of this Lease shall not release Industry from any liability or obligation, whether of indemnity or otherwise, resulting from any events happening prior to the date of such termination.

ASSIGNMENT/SUBLETTING
20. Neither Industry, nor the heirs, legal representatives, successors or assigns of Industry, nor any subsequent assignee, shall sublease the Premises nor assign or transfer this Lease or any interest herein, without the prior written consent and approval of Railroad, which may be withheld in Railroad’s sole discretion.
NOTICES
21. Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given if (i) placed in the United States mail, certified, return receipt requested, or (ii) deposited into the custody of a nationally recognized overnight delivery service, addressed to the party to be notified at the address for such party specified below, or to such other address as the party to be notified may designate by giving the other party no less than thirty (30) days’ advance written notice of such change in address

If to Railroad:	Staubach Global Services – RR, Inc.
3017 Lou Menk Drive, Suite 100
Fort Worth, Texas 76131
Attn: Track Agreements

If to Industry:	E Energy Adams, LLC
510 Main Street
Adams, Nebraska 68301
SURVIVAL
22. Neither termination nor expiration of this Lease will release either party from any liability or obligation under this Lease, whether of indemnity or otherwise, resulting form any acts, omissions or events happening prior to the date of termination or expiration of this Lease, or if later, the date when the Premises are restored in accordance with the applicable provisions of the Track Agreement.
RECORDATION
23. It is understood and agreed that this Lease shall not be placed on public record.
APPLICABLE LAW
24. All questions concerning the interpretation or application of provisions of this Lease shall be decided according to the Laws of the State of Texas.
SEVERABILITY
25. To the maximum extent possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable Law, but is any provision of this Lease shall be prohibited by, or held to be invalid under, applicable Law, such provision shall be ineffective solely to the extent of such prohibition or invalidity, and this shall not invalidate the remainder of such provision or any other provision of this Lease.

INTEGRATION
26. This Lease, together with the Track Agreement, is the full and complete agreement between Railroad and Industry with respect to all matters relating to lease of the Premises and the construction, maintenance and operation of the Track located thereon and supersedes any and all other agreements between the parties hereto relating to lease of the Premises. However, nothing herein is intended to terminate any surviving obligation of Industry or Industry’s obligation to defend and hold Railroad harmless in any prior written agreement between the parties, including, but not limited to, the Track Agreement.
MISCELLANEOUS
27. In the event that the Industry consists of two or more parties, all covenants and agreements of Industry herein contained shall be the joint and several covenants and agreements of such parties.
28. The waiver by Railroad of the breach of any provision herein by Industry shall in no way impair the right of Railroad to enforce that provision for any subsequent breach thereof. All remedies provided hereunder are cumulative and are in addition to all other remedies available at law or in equity.
IN WITNESS WHEREOF, this Lease has been duly executed, in duplicate, by the parties hereto as of the Effective Date.

BNSF RAILWAY COMPANY, a Delaware Corporation

By:	/s/ Stephen M. Kuzma
Name:	Stephen M. Kuzma
Title:	Manager — Land Revenue Management

E ENERGY ADAMS, LLC
510 Main Street
Adams, Nebraska 68301

By:	Jack L. Alderman
Name:	Jack L. Alderman
Title:	President

EXHIBIT A
Map showing description of rail layout –
Actual image not shown

EXHIBIT “B”
Indemnification Provision Applicable During Major Construction
In addition to the provisions of Section 10 above, the provisions of this Exhibit “B” shall apply to Industry during (i) all periods of Major Construction, to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.
1. TO THE FULLEST EXTENT PERMITTED BY LAW, INDUSTRY SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS RAILROAD AND RAILROAD’S AFFILIATED COMPANIES, PARTNERS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) FOR, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, FINES PENALTIES, COSTS, DAMAGES, LOSSES, LIENS, CAUSES OF ACTION, SUITS, DEMANDS, JUDGMENTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION, REMOVAL AND REMEDIATION AND GOVERNMENTAL OVERSIGHT COSTS) ENVIRONMENTAL OR OTHERWISE (COLLECTIVELY, “LIABILITIES”) OF ANY NATURE, KIND OR DESCRIPTION OF ANY PERSON OR ENTITY DIRECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM OR RELATED TO (IN WHOLE OR IN PART):
(a)	THIS LEASE, INCLUDING, WITHOUT LIMITATIONS, ITS ENVIRONMENTAL PROVISIONS,

(b)	ANY RIGHTS OR INTERESTS GRANTED PURSUANT TO THIS LEASE,

(c)	INDUSTRY’S OCCUPATION AND USE OF THE PREMISES,

(d)	THE ENVIRONMENTAL CONDITION AND STATUS OF THE PREMISES CAUSED BY, AGGRAVATED BY, OR CONTRIBUTED IN WHOLE OR IN PART, BY INDUSTRY, OR

(e)	ANY ACT OR OMISSION OF INDUSTRY OR INDUSTRY’S OFFICERS, AGENTS, INVITEES, LICENSEES, EMPLOYEES OR CONTRACTORS, OR ANY PARTY DIRECTLY OR INDIRECTLY EMPLOYED BY ANY OF THEM, OR ANY PARTY THEY CONTROL OR EXERCISE CONTROL OVER (COLLECTIVELY, “INDUSTRY PARTIES”),
EVEN IF SUCH LIABILITIES ARISE FROM OR ARE ATTRIBUTED TO, IN WHOLE OR IN PART, ANY NEGLIGENCE OF ANY INDEMNITEE. THE ONLY LIABILITIES WITH RESPECT TO WHICH INDUSTRY’S OBLIGATION TO INDEMNIFY THE INDEMNITEES DOES NOT APPLY ARE LIABILITIES TO THE EXTENT PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE.

2. FURTHER, NOTWITHSTANDING THE LIMITATION IN SECTION 1. INDUSTRY SHALL NOW AND FOREVER WAIVE ANY AND ALL CLAIMS REGARDLESS WHETHER BASED ON STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, THAT RAILROAD IS AN “OWNER”, “OPERATOR”, “ARRANGER”, OR “TRANSPORTER” OF THE PREMISES FOR PURPOSES OF CERCLA OR OTHER ENVIRONMENTAL LAWS. INDUSTRY WILL INDEMNIFY, DEFEND AND HOLD THE INDEMNITEES HARMLESS FROM ANY AND ALL SUCH CLAIMS REGARDLESS OF NEGLIGENCE OF THE INDEMNITEES. INDUSTRY FURTHER AGREES THAT THE USE OF THE PREMISES AS CONTEMPLATED BY THIS LEASE SHALL NOT IN ANY WAY SUBJECT RAILROAD TO CLAIMS THAT RAILROAD IS OTHER THAN A COMMON CARRIER FOR PURPOSES OF ENVIRONMENTAL LAWS AND EXPRESSLY AGREES TO INDEMNIFY, DEFEND, AND HOLD THE INDEMNITEES HARMLESS FOR ANY AND ALL SUCH CLAIMS. IN NO EVEN SHALL RAILROAD BE REPSONSIBLE FOR THE ENVIRONMENTAL CONDITION OF THE PREMISES.
3. INDUSTRY FURTHER AGREES AND SHALL CAUSE ITS CONTRACTOR TO AGREE, REGARLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY INDEMNITEE, TO INDEMNIFY AND HOLD HARMLESS THE INDMNIEES AGAINST AND ASSUME THE DEFENSE OF ANY LIABILITIES ASSERTED AGAINST OR SUFFERED BY ANY INDEMNITEE UNDER OR RELATED TO THE FEDERAL EMPLOYERS’ LIABILITY ACT (“FELA”) WHENEVER EMPLOYEES OF INDUSTRY OR ANY OF ITS AGENTS, INVITEES OR CONTRACTORS CLAIM OR ALLEGE THAT THEY ARE EMPLOYEES OF ANY INDEMNITEE OR OTHERWISE. THIS INDEMNITY SHALL ALSO EXTEND, ON THE SAME BASIS, TO FELA CLAIMS BASED ON ACTUAL OR ALLEGED VIOLATIONS OF ANY FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS, INCLUDING BUT NOT LIMITED TO THE SAFETY APPLIANCE ACT, THE BOILER INSPECTION ACT, THE OCCUPATIONAL SAFETY AND HEALTH ACT. THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY SIMILAR STATE OR FEDERAL STATUTE.

EXHIBIT “C”
Insurance Provisions Applicable During Major Construction
In addition to the provisions of Section 12 above, the provisions of this Exhibit “C” shall apply to Industry during (i) all periods of Major Construction, to the extent Industry self-performs al or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.
1.	Industry must, at its sole cost and expense, procure and maintain the following insurance coverages:
     A. Commercial General Liability Insurance. This insurance must contain broad form contractual liability with a combined single limit of a minimum of $5,000,000 each occurrence and an aggregate limit of at least $10,000,000. Coverage must be purchased on a post 1998 ISO occurrence form or equivalent and include coverage for, but not limited to the following:
▪	Bodily Injury and Property Damage

▪	Personal Injury and Advertising Injury

▪	Fire legal liability

▪	Products and completed operations
This policy must also contain the following endorsements, which must be indicated on the certificate of insurance:
▪	The employee and workers compensation related exclusions in the above policy shall not apply with respect to claims related to railroad employees.

▪	The definition of insured contract must be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.

▪	Any exclusions related to the explosion, collapse and underground hazards must be removed.
No other endorsements limiting coverage may be included on the policy with regard to the work being performed under this Lease or otherwise with respect to any obligations under this Lease:
     B. Business Automobile Insurance. This insurance must contain a combined single limit of at least $1,000,000 per occurrence, and include coverage for, but not limited to, the following:
▪	Bodily injury and property damage

▪	Any and all vehicles owned, used or hired
C.	Workers Compensation and Employers Liability insurance including coverage for, but not limited to:

▪	Industry’s statutory liability under the worker’s compensation laws of the state(s) in which the work is to be performed. If optional under State law, the insurance must cover all employees anyway.

▪	Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,000 by disease policy limit, $500,000 by disease each employee.
     D. Railroad Protective Liability insurance naming only the Railroad as the Insured with coverage of at least $5,000,000 per occurrence and $10,000,000 in the aggregate. The policy must be issued on a standard ISO form CG 00 35 10 93 and include the following:
▪	Endorsed to include the Pollution Exclusion Amendment (ISO form CG 28 31 10 93)

▪	Endorsed to include the Limited Seepage and Pollution Endorsement

▪	Endorsed to include Evacuation Expense Coverage Endorsement

▪	No other endorsements restricting coverage may be added

▪	The original policy must be provided to the Railroad prior to performing any work or services under this Lease.
In lieu of providing a Railroad Protective Liability Policy, Industry or its contractor(s) may participate in Railroad’s Blanket Railroad Protective Liability Insurance Policy available to Industry or its contractor(s). The limits of coverage are the same as above. The cost is $500.00
X I elect to participate in Railroad’s Blanket Policy for activities commencing as of the Effective Date (if any);

☐ I elect not to participate in Railroad’s Blanket Policy for activities commencing as of the Effective Date (if any)
2.	In addition to the foregoing, the following other requirements shall apply to this Exhibit “C”.
     Where allowable by law, all policies (applying to coverage listed above) must not contain an exclusion for punitive damages and certificates of insurance must reflect that no exclusion exists.
     Industry agrees to waive its right of recovery against Railroad for all claims and suits against Railroad. In addition, its insurers, through the terms of the policy or policy endorsement, waive their right of subrogation against Railroad for all claims and suits. The certificate of insurance must reflect the waiver of subrogation endorsement. Industry further waives its right of recovery, and its insurers also waive their right of subrogation against Railroad, for loss of its owned or leased property or property under its care, custody or control.

     Industry’s insurance policies, through policy endorsement, must include wording which states that the policy will be primary and non-contributing with respect to any insurance carried by Railroad. The certificate of insurance must reflect that the above wording is included in evidenced policies.
     All policy(ies) required above (excluding Workers Compensation and if applicable, Railroad Protective) must include a severability of interest endorsement and must name Railroad and Staubach Global Services – RR, Inc. as additional insureds with respect to work performed under this Lease. Severability of interest and naming Railroad and Staubach Global Services – RR, Inc. as additional insureds must be indicated on the certificate of insurance.
     Industry is not allowed to self-insure without the prior written consent of Railroad. If granted by Railroad, any deductible, self-insured retention or other financial responsibility for claims must be covered directly by Industry in lieu of insurance. Any and all Railroad’s liabilities that would otherwise, in accordance with the provisions of this Lease, be covered by Industry’s insurance will be covered as if Industry elected not to include a deductible, self-insured retention or other financial responsibility for claims.
     Prior to commencing work, Industry must furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) must contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation, non-renewal, substitution or material alteration. This cancellation provision must be indicated on the certificate of insurance. In the even of the claim or lawsuit involving Railroad arising out of the Lease, Industry will make available any required policy covering such claim or lawsuit.
     Any insurance policy must be written by a reputable insurance company acceptable to Railroad or with a current Best’s Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provided.
     Industry represents that this Lease has been thoroughly reviewed by Industry’s insurance agent(s)/broker(s), who have been instructed by Industry to procure the insurance coverage required by this Lease. Allocated Loss Expense must be in addition to all policy limits for coverages referenced above.
     Not more frequently than once every five years, Railroad may reasonably modify the required insurance coverage to reflect then-current risk management practices in the railroad industry and underwriting practices in the insurance industry.
     If any portion of the operation is to be subcontracted by Industry, Industry must require that the subcontractor provide and maintain the insurance coverages set forth herein, naming Railroad to the same extent and under the same terms and conditions as Industry is required to release, defend and indemnify Railroad herein.

     Failure to provide evidence as required by this Exhibit “C” will entitle, but not require, Railroad to terminate this Lease immediately. Acceptance of a certificate that does not comply with this Exhibit “C” will not operate as a waiver of Industry’s obligations hereunder.
     The fact that insurance (including, without limitation, self-insurance) is obtained by Industry will not be deemed to release or diminish the liability of Industry including, without limitation, liability under the indemnity provisions of this Lease. Damages recoverable by Railroad will not be limited by the amount of the required insurance coverage.
3. For purposes of this Exhibit “C”, “Railroad” means “Burlington Northern Santa Fe Corporation”, “BNSF RAILWAY COMPANY” and the subsidiaries, successors, assigns, and affiliates of each.

Exhibit 10.14
BNSF RAILWAY COMPANY
INDUSTRY TRACK AGREEMENT
THIS AGREEMENT (“Agreement”) made as of this 22nd day of June, 2006 (“Effective Date”) by and between BNSF RAILWAY COMPANY, a Delaware corporation (“Railroad”), and E Energy Adams, LLC, a(n) a Nebraska Limited Liability Corporation (“Industry”).
WHEREAS, Industry desires that Railroad: (i) maintain and operate over certain rail, ties, ballast, and appurtenances thereto shown as heavy solid on Exhibit “A” attached hereto and incorporated herein (“Railroad Track”); and (ii) operate over certain additional track shown as heavy hatched on Exhibit “A” (“Industry Track”), (Railroad Track and Industry Track collectively, together with all appurtenances, called “Track”), located at Adams, County of Gage, State of Nebraska, to serve a facility operated by Industry (“Plant”), and Railroad desires to provide such service, subject to the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:
1.	OWNERSHIP. Railroad shall own the Railroad Track and Industry shall own the Industry Track.
2.	MAINTENANCE AND OPERATION
     (a) Industry shall be responsible for obtaining, without expense to Railroad, all necessary real property rights and public authority and permission, including applicable permits, for the maintenance and operation of the Track. Industry shall strictly comply with all laws, statutes, regulations, ordinances, orders, covenants, restrictions, or decisions of any court of competent jurisdiction, including, without limitation, those pertaining to environmental matters (collectively, “Legal Requirements”) and other Railroad requirements relating to the use of the Track, Facilities or Equipment. Prior to entering Railroad’s property, Industry shall and shall cause its contractor(s) to comply with all Railroad’s applicable safety rules and regulations. Prior to commencing any work on Railroad’s Property, Industry shall complete and shall require its contractor to complete the safety training program at the Railroad’s Internet Website “http://contractororientation.com”. This training must be completed no more than one year in advance of Industry’s entry on Railroad’s property.
     (b) Railroad shall, for the accommodation of and at the sole risk expense of Industry, maintain the Railroad Track, Industry shall at all times, and at its sole risk and expense, maintain, or cause to be maintained, the Industry Track and all Facilities and Equipment (defined below) (if any) in a safe and satisfactory condition and in compliance with all applicable Legal Requirements (defined below). Maintenance means, among other things, providing proper draining along the relevant portion of the Track, keep the Track free and clear of snow, ice, vegetation, structures, and other obstacles, maintaining grade crossing warning devices, passive warning signs, gates, fences, barriers, roadways, track drainage facilities, lighting and track and other signals. Without relieving Industry from any of its obligations under this Agreement, Railroad may refuse to operate over the Industry Track or use or enter the Facilities or contact the Equipment whenever Railroad, in its sole discretion, determines that the same is unsatisfactory for Railroad’s operation, entry or contact. If and when Industry has remedied such condition to Railroad’s sole satisfaction, Railroad shall resume operation over the Industry Track or use of or entry into the Facilities or contact with the Equipment. Railroad’s operation over the Track or use of or entry into any Facility or contact with any Equipment with knowledge of an unsatisfactory condition is not a waiver of Industry’s obligations contained herein or of Railroad’s right to recover for or be indemnified and defended against such damages to property or injury to or death of persons that may result therefrom.
     (c) Industry shall, at its sole expense, pay all costs for changes, repairs or alterations to the Industry Track that may be necessary to conform to any changes of grade or relocation of the Railroad Track at the point of connection with the Industry Track, if such change of grade or relocation is required to comply with any Legal Requirement or is made for any other reason beyond Railroad’s reasonable control.
     (d) If Industry installs any gates or fencing across the Track, or a track scale, unloading pit, loading or unloading device adjustable loading dock, warehouse door, or any other structure (collectively “Facilities”) affecting the Track, Industry shall be solely responsible for assuring the safe and satisfactory condition of the same and shall not allow any Facilities to be a source of danger to the safe operation of the Track. Industry shall also be solely responsible for assuring the safe and satisfactory condition of all of Industry’s equipment touching, used in conjunction with or affecting the Track (“Equipment”) and shall not allow any Equipment to be source of danger to the safer operation of the Track. Before utilizing or unloading any equipment spotted onto the Track, Industry shall inspect the same and all other Equipment and Facilities for the safety of person working on or about these items to assure compliance with the foregoing. Industry shall utilize all Facilities, Equipment and spotted equipment so as not to affect negatively safe and efficient operation over the Track, Industry shall, among other things: keep any gates across the Track open whenever necessary, in Railroad’s sole judgment to enable Railroad to safely and efficiently operate over the Track; keep unloading pits securely covered when not in actual use and at all times when the Track is being switched by Railroad; keep all doors firmly secured; and keep adjustable loading docks at warehouses securely fastened in an upright position when nor in actual use and at all times when the Track is being switched by Railroad.
     (e) Railroad may require for safety purposes that Industry, at its sole cost and expense, provide flagmen, lights, traffic control devices, automatic warning devices, or any such safety measure that Railroad deems appropriate in connection with the Industry’s use of the Track, including but not limited to the furnishing of Railroad’s Flagman and any vehicle rental costs incurred. The cost of flagger services provided by the Railway, when deemed necessary by the Railway’s representative, will be borne by the Industry. The estimated costs for one (1) flagger is $600.00 for an eight (8) hour basic day with time and one-half or double time for overtime, rest days and holidays. The estimated cost for each flagger includes vacation allowance, paid holidays, Railway and unemployment insurance, public liability and property damage insurance, health and welfare benefits, transportation, meals lodging and supervision. Negotiations for Railway labor or collective bargaining agreements and rate changes authorized by appropriate Federal authorities may increase actual or estimate flagging rates. The flagging rate in effect at the time of performance by the Contractor hereunder will not be used to calculate the actual costs of flagging pursuant to this paragraph.

     (f) In the even the public authority having jurisdiction thereover orders the separation of the grade of the Track and any street, road, highway, other rail line or the like, Industry hereby consents to the removal and/or relocation of the Track and shall reimburse Railroad all expenses in connection with the removal and/or relocation of the Track.
     (g) Industry shall not place, permit to be place, or allow to remain, any permanent or temporary material, structure, pole, container, storage vessel, above-ground or underground tank, or other obstruction within 8 1/2 feet laterally from the center (nine and one-half (9-1/2) feet on either side of the centerline of curved Track) or within 23 feet vertically from the top of the rail of said Track (“Minimal Clearances”), provided that if any Legal Requirement requires greater clearances than those provided for in this Section 2(g), then Industry shall strictly comply with such Legal Requirement. Industry shall not place or allow to be placed any freight car within 250 feet of either side of any at-grade crossings on the Track. Railroad’s operation over the Track with knowledge of an unauthorized reduced clearance will not be a waiver of the covenants of Industry contained in this Section 2(g) or of Railroad’s right to recover and be indemnified and defended against such damages to property, or injury to or death of persons, that may result therefrom.
     3. TERM. Unless earlier terminated as provided herein, this Agreement will be in force for the term of ONE MONTH from its date and will automatically continue thereafter until terminated by either party giving to the other thirty (30) days’ written notice.
4. INDEMNITY
     (a) For purposes of this Agreement: (i) “Indemnitees” means Railroad and Railroad’s affiliated companies, partners, successors, assigns, legal representatives, officers, directors, shareholders, employees and agents; (ii) “Liabilities” means all claims, liabilities, fines, penalties, costs, damages, losses, liens, causes of action, suits, demands, judgments and expenses (including without limitation, court costs, attorneys’ fees and costs of investigation, removal and remediation and governmental oversight costs) environmental or otherwise; and (iii) “Industry Parties” means Industry’s officers, agents, invitees, licensees, employees, or contractors, or any party directly or indirectly employed by any of them, or any party they control or exercise control over.
     (b) INDUSTRY SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD THE INDEMNITEES HARMLESS FROM AND AGAINST ANY LIABILITIES ARISING OUT OF OR RELATED TO (IN WHOLE OR IN PART) ANY CLAIM THAT BY VIRTUE OF THE USE OF THE TRACK CONTEMPLATED IN THIS AGREEMENT, UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS RAILROAD IS (I) AN “OWNER”, “OPERATOR”, “ARRANGER” OR “TRANSPORTER” OF THE INDUSTRY TRACK OR THE PLANT, OR (II) OTHER THAN A COMMON CARRIER WITH RESPECT TO THE TRACK REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE.

     (c) IF ANY EMPLOYEE OF ANY INDUSTRY PARTY CLAIMS HE OR SHE IS AN EMPLOYEE OF ANY INDEMNITEE, INDUSTRY SHALL INDEMNIFY AND HOLD THE INDEMNITEES HARMLESS FROM AN AGAINST ANY LIABILITIES ARISING OUT OF OR RELATED TO (IN WHOLE OR IN PART) ANY SUCH CLAIM INCLUDING, BUT NO LIMITED TO, CLAIMS RELATED TO PROCEEDINGS UNDER OR RELATED TO THE FEDERAL EMPLOYERS’ LIABILITY ACT, THE SAFETY ACT, THE RESOURCE CONVSERVATION AND RECOVER ACT, AND ANY SIMILAR STATE OR FEDERAL STATUTE AND REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE RELATED TO SUCH CAUSES OF ACTION.
     (d) Upon written notice from Railroad, Industry agrees to assume the defense of any lawsuit or other proceedings brought against any Indemnitee by any entity, relating to any matter covered by this Agreement for which Industry has an obligation to assume liability for and/or save and hold harmless any Indemnitee. Industry shall pay all costs incident to such defense, including, but not limited to, attorneys’ fees, investigators’ fees, litigation and appeal expenses, settlement payments, and amounts paid in satisfaction of judgments.
5. INSURANCE. Industry shall, at its sole cost and expense, procure and maintain during the life of this Agreement the following insurance coverage:
A.	Commercial General Liability insurance that contains broad form contractual liability with a combined single limit of a minimum of $1,000,000 each occurrence and an aggregate limit of at least $2,000,000. Coverage must be purchased on a post 1998 ISO occurrence or equivalent and include coverage for, but not limited to, Bodily Injury and Property Damage, Products and completed operations. The definition of insured contract shall be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.

B.	Workers Compensation and Employers Liability insurance including coverage for, but not limited to:
▪	Industry’s statutory liability under the worker’s compensation laws of the state(s) in which the work is to be performed. If optional under State law, the insurance must cover all employees anyway.

▪	Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,000 by disease policy limit, $500,000 by disease each employee.
In addition, Industry shall comply with the following additional requirements with respect to such insurance:
     Any insurance policy shall be written by a reputable insurance company with a current Best’s Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provide. If any portion of the operation is to be subcontracted by Industry, Industry shall require that the subcontractor provide and maintain insurance coverage as set forth herein.

     Prior to commencing operations governed by this Agreement, Industry shall furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) shall contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation or non-renewal with such provision indicated on that certificate of insurance. In the even of a claim or lawsuit involving Railroad arising out of this agreement, Industry will make available any required policy covering such claim or lawsuit.
     Failure to provide evidence as required by this section shall entitle, but not require, Railroad to terminate this Agreement immediately. Acceptance of a certificate that does no comply with this section shall not operate as a waiver of Industry’s obligations hereunder. The fact that insurance (including, without limitation, self-insurance) is obtained by Industry shall not be deemed to release or diminish the liability of Industry including, without limitation, liability under the indemnity provisions of this Agreement. Damages recoverable by Railroad shall not be limited by the amount of the required insurance coverage.
6. DEFINITION OF COST AND EXPENSE. For purpose of this Agreement, “cost” or “costs” “expense” or “expenses” includes, but is not limited to, actual labor and material costs including all assignable additives, and material and supply costs at current value where used. In the even that Industry shall fail to pay any monies due to Railroad within thirty (30) days after the invoice date, then Industry shall pay interest on such unpaid sum from such due date until paid at an annual rate equal to the lesser of (i) the prime rate last published in The Wall Street Journal in the preceding December plus tow and one-half percent (2 1/2%), or (ii) the maximum rate permitted by law.
7. RIGHT OF RAILROAD TO CONSTRUCT FUTURE FACILITIES. Railroad retains the right, without liability to the Industry or any other party, to construct or allow to be constructed upon its property other facilities, and to use its property in any manner, provided Railroad uses all commercially reasonable efforts to avoid material interference with the use of the Track as described herein.
8. PUBLIC ASSESSMENTS. Industry shall timely pay all compensation, assessments and levies required at any time by any public authority, entity, or person for the privilege of maintaining and operating the Track, and shall not cause or permit any liens to be filed against the Railroad Track or any Railroad property. In the even any such liens are filed, Industry shall cause such liens to be released within fifteen (15) days.
9. NOTIFICATION REQUIREMENTS
     (a) Industry shall give immediate notice of Railroad’s Resource Operations Center at (800) 832-5452 of any release of hazardous substances on or from the Track, violation of environmental Legal Requirements, or inspection of inquiry by governmental authorities charged with enforcing environmental Legal Requirements with respect to Industry’s use of the Track. Industry shall use the best efforts to promptly respond to any release on or from the Track.

Industry also shall give Railroad immediate notice of all measures undertaken on behalf of Industry to investigate, remediate, respond to or otherwise cure such release or violation.
     (b) In the even that Railroad has notice from Industry or otherwise of a release or violation of Environmental Laws on the Track which occurred or may occur during the term of this Agreement, Railroad may require Industry, at Industry’s sole risk and expense, to take timely measures to investigate, remediate, respond to or otherwise cure such release or violation affecting the Track or Railroad’s property.
     (c) Industry shall promptly report to Railroad in writing any conditions or activities upon the Plant or Track which create a risk of harm to person, property or the environment and shall take whatever action is necessary to prevent injury to person or property arising out of such conditions or activities; provided, however, that Industry’s reporting to Railroad shall not relieve Industry of any obligation whatsoever imposed on it by this Agreement. Industry shall promptly respond to Railroad’s require for information regarding said conditions or activities.
10. DEFAULT. The following events shall constitute defaults hereunder: (a) creating or allowing to remain any condition, including without limitation, any environmental condition, on or about the Track, which in Railroad’s sole judgment interferes with or endangers the operations of Railroad; (b) assignment or transfer of operation of law of Industry’s rights or obligations under this Agreement; (c) defaults on any of the covenants or agreements of Industry contained in this document.
11. TERMINATION.
     (a) In addition to all other remedies available at law or in equity. Railroad may, without incurring any liability to Industry, terminate this Agreement and discontinue the maintenance and operation of the Track and remove the Railroad Track, in the even of any of the following events:
(i)	any default as described in Sections 10(a) or (b) occurs;

(ii)	any default as described in Section 10(c) occurs and persists for 30 days following written notice from Railroad;

(iii)	Industry fails to utilize rail service from Railroad to or from the Plant for a period of eight (8) months in any period of twelve (12) months;

(iv)	Railroad is authorized by competent public authority to abandon its line to which said Track is connected; or

(v)	Railroad is dispossessed of the right to operate over the track or its connecting track or any part thereof, Railroad may terminate this Agreement effective immediately by written notice to Industry.
     (b) Upon the expiration or earlier termination of this Agreement as provided herein, Railroad at its sole discretion shall have the right to (i) require Industry to transfer title to that portion of the Industry Track located upon Railroad’s property, and any Facilities or improvements located upon, over, or under Railroad’s property to Railroad. Upon such transfer, Railroad shall pay Industry the salvage value of the same; or (ii) require Industry to remove, at its sole cost and expense, that portion of Industry Track located upon Railroad’s property and any Facilities, Equipment or improvements upon, over, or under such property and restore the Railroad’s property to substantially the state in which it was on the Effective Date of this Agreement. In the even Railroad elects option (ii) and Industry fails within thirty (30) days after the date of such termination to make the removal and restoration, then Railroad may do so itself and in such even Industry shall, within thirty (30) days after receipt of a bill therefore, reimburse Railroad of any costs incurred.
     (c) Industry hereby agrees to waive and release all claims, rights, and causes of action that Industry has or may have against Railroad because of the discontinuance of operation and removal of the Railroad Track as provided in this Section 11.
12. ASSIGNMENT. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that Industry may not assign this Agreement without the prior written consent of Railroad, which may be withheld in Railroad’s sole discretion. Either party hereto may assign any receivables due them under this Agreement; provided, however, that such assignments will not relieve the assignor of any of its rights or obligations under this Agreement.
13. NOTICES. Any notice required or permitted to be given hereunder must be in writing and the same shall be given and will be deemed to have been given if (i) placed in the United States mail, certified, return receipt requested, or (ii) deposited into custody of a nationally recognized overnight delivery service, addressed to the party to be notified at the address specified below, or to such other address as the party to be notified may designate by giving the other party no less than thirty (30) days’ advance written notice. The address for such notice shall be the address set forth below each party’s signature, which may be changed by written notice to the other party.
14. SURVIVAL. Neither termination nor expiration will release either party from any liability or obligation under this Agreement, whether of indemnity or otherwise, resulting from any acts, omissions or events happening prior to the date of termination or expiration, or, provided Railroad does not elect option 13(b)(i), the date when the Track, Facilities, Equipment and improvements are removed and the right-of-way is restored to its condition as of the Effective Date.
15. MISCELLANEOUS.
     (a) This Agreement must not be placed of public record.
     (b) To the maximum extent possible, each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited b, or held to be invalid under, applicable law, such provision will be ineffective solely to the extent of such prohibition or invalidity, and this will not invalidate the remainder of such provision or any other provision of this Agreement. All questions concerning the interpretation or application of provisions of this Agreement must be decided according to the laws of the State of Texas.

     (c) This Agreement is the full and complete agreement between Railroad and Industry with respect to all matters relating to the maintenance and operation of the Track and supersedes all other agreements between the parties hereto relating to the maintenance and operation of the Track. However, nothing herein is intended to terminate any surviving obligation of Industry or Industry’s obligation to defend and hold Railroad harmless in any prior written agreement between the parties.
     (d) In the even that the Industry consists of tow or more parties, all covenants and agreements of Industry herein contained shall be the joint and several covenants and agreements of such parties.
     (e) The waiver of railroad of the breach of any provision herein by Industry shall in no way impair the right of Railroad to enforce that provision for any subsequent breach thereof. All remedies provided hereunder are cumulative and are in addition to all other remedies available at law or in equity.
     (f) This Agreement is also made for the benefit of such other railroads that, either by agreement with Railroad or order of competent public authority, have the right to use the Track, all of which railroads shall be deemed “Railroad” under this Agreement.
     (g) Industry’s use of the Track for the purpose of intraplant switching of railroad cars with an on-track unit, hereinafter called “Trackmobile”, shall be subject to the following terms and conditions:
          Industry’s movement of railcars with other than an on-track unit is strictly prohibited.
     The Trackmobile shall be equipped, maintained, and operated in strict accordance with the statutes of the United States and all valid orders of the National Transportation Safety Board and/or other public authority which may have jurisdiction and Industry shall indemnify and hold harmless Railroad from and against any and all loss, cost or expense, including penalties which may result by reason of failure to comply strictly with this covenant.
     The Trackmobile shall not operated in accordance with Railroad rules and procedures, and in such a manner as not to interfere with the usual and necessary operations of Railroad. Industry will not handle cars on any trackage occupied by Railroad crews. The Trackmobile shall be operated so as not to permit any party of it or any cars which it may be handling to foul other tracks of Railroad.
     Industry agrees to indemnify and save harmless Railroad against any and all claims, liabilities, costs and expenses that may be caused or occasioned by the operation of said Trackmobile, and regardless of any negligence of Railroad contributing to the same, except that nothing herein contained shall be construed as an indemnification against the sole negligence of Railroad, its employees or agents.

     This Section relating to the use of Railroad’s Track by Industry for intraplant switching purposes may be canceled by either party on ten (10) days’ written notice given by one party to the other to the effect, provided however, should Railroad, acting through its Superintendent having jurisdiction over the Track, in his sole judgment, determine that Industry is performing such intraplant switching on the Track in a manner which interferes with or endangers the operations of Railroad, he may forthwith verbally terminate this Section and the privileges afforded to Industry hereunder. Such verbal termination shall be confirmed in writing.
     Industry further agrees to indemnify and hold Railroad harmless from any and all loss, damage, injury or death alleged to have been caused or contributed to by reason of Industry’s movement over road crossings or the mere presence of freight cars or Industry’s Trackmobile at or near road crossings of the Track.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate the day and year first herein above written.

RAILROAD:

BNSF RAILWAY COMPANY

By:	Stephen M. Kuzma
Name:	Stephen M. Kuzma
Title:	Manager — Land Revenue Management

Address for notices:

Staubach Global Services
3017 Lou Menk Drive, Suite 100
Fort Worth, TX 76131-2800
Attn: Track Agreements

INDUSTRY

E ENERGY ADAMS, LLC

By:	Jack L. Alderman
Name:	Jack L. Alderman
Title:	President

Address for notices:

E ENERGY ADAMS, LLC
510 Main Street
Adams, Nebraska 68301

EXHIBIT A
Map showing description of rail layout.
Actual image not shown.